Exhibit 99.1

Actelis Networks Reports Full Year 2024 Results: Revenue Sees 38% Growth Reaching $7.8 Million, 125% Increase in Gross Margin, Loss Per Share Shrinks by 67% to $0.85

Actelis Reports Strong Performance in 2024 Driven by Software and Services renewals, Federal and Military Sector Growth, New Product Adoption, and Strategic Cost Management; Gross Margin Expansion to 55% Reflects Success in High-Value Markets as Company Positions for Continued Growth in Three Multi-Billion vertical markets

FREMONT, Calif., March 24, 2025 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid-deployment networking solutions for IoT and broadband applications, today announced its financial results for the full year 2024, reporting significant improvements across key financial metrics. The company showed strong performance, with revenue growth, improved margins, and continued progress in its strategic market positioning.

Key Financial Highlights

●	Major Increase in Revenue: Total revenue reached $7.8 million for the full year 2024, representing a major increase of 38% from $5.6 million in 2023. This growth was driven by strong performance across multiple strategic sectors, including government and military contracts, smart city, smart transportation and critical infrastructure, as well as substantial software and service sales. The company’s 2024 expansion into the three major markets of Federal/Military, IoT/ Smart City and Smart Transportation, as well as the Multi-Dwelling Unit (“MDU”) market, combined with introduction of new, competitive solutions in networking and cyber-security has created a diversified revenue base and many success stories globally, that serve as the Company’s springboard for growth in 2025.

●	Gross Margin Improvement: Gross margin improved significantly to 55% for the full year 2024, compared to 34% in 2023, representing a 125% year-over-year improvement. This significant expansion reflects Actelis’ strategic focus on higher-margin segments including software solutions, military-grade secure networking, and smart city applications where the company’s differentiated technology commands premium positioning. The margin improvement demonstrates Actelis’ competitive advantages in these high value sectors and validates its market approach.

●	Successful Execution of Cost Reduction Plan: Operating expenses declined by 13% year-over-year, building on the 6% reduction achieved in 2023 compared to 2022. This disciplined cost management stems from the comprehensive expense reduction initiative launched in early 2023, which has successfully optimized payroll expenses, reduced public company costs, decreased real estate footprint, and strategically aligned resources with high-priority sales and marketing initiatives. These improvements were achieved while maintaining the company’s innovation and customer support capabilities.

●	Substantial improvement in Net and EBITDA Loss; Loss per share shrinks significantly: Net loss decreased significantly to $4.4 million from $6.3 million in the prior year, and EBITDA loss improved from $6.1 million to $3.5 million. These improvements reflect the combined impact of revenue growth, margin improvement, and disciplined expense management. The company’s loss per share contracted by 67% to $0.85, demonstrating meaningful progress towards profitability while continuing to invest in strategic growth initiatives.

●	Nearly debt free: Actelis has repaid nearly all outstanding debt, with only a $0.77 million bank credit line remaining. This deleveraging significantly improves the company’s financial flexibility and reduces interest expenses. The company is evaluating limited new debt facilities with the goal of minimizing shareholder dilution while funding growth initiatives.

“I’m thrilled with the results we achieved, and proud of our excellent team”, said Tuvia Barlev, Chairman and CEO of Actelis. “These strong financial results demonstrate our ability to optimize our resources while delivering meaningful growth. We’ve more than doubled our new customer orders compared to 2023 as we’ve become increasingly aligned around our strategic vision, with a clear understanding of our market positioning, and we earned many customer success stories across the Federal/Military market, IoT/City/Traffic/Utility markets, as well as the MDU market. For all these markets, we are presenting a unique, much-needed offering: modernize and secure your network with the media you have in place (Fiber, Copper or Coax), and secure, with same day implementation at fiber-like quality with no need to invest and wait for new infrastructure. The market response has been encouraging, with more implementations with the Federal Government and US defense agencies, growing interest in our GigaLine 900 MDU solution for immediate connectivity of end users in buildings, and in our SaaS, AI-based MetaShield cyber management system that provides critical security for IoT networks, that comes with our Hybrid-Fiber networking solutions. While we’ve made significant progress in 2024, the markets are vast, and we remain focused on execution with abundant growth opportunities ahead of us.”

“Our Cyber-Aware-Networking vision continues to resonate strongly with customers in IoT environments, who seek immediate network deployment and performance, as well security for their Edge devices. We meet these requirements through our MetaShield SaaS, that integrates with the network.” Barlev continued. “We’re also seeing promising traction in U.S. military base modernization initiatives, where our DoD-cyber-certified solutions provide the security, instant deployment driving rapid project completion and performance. We are entering 2025 with a strong pipeline ahead and are intensifying our focus on strategic partnerships that can accelerate our market penetration and scale growth. These relationships with system integrators, value-added resellers, and technology partners will be crucial as we look to capitalize on our unique technological advantages in 2025 and beyond.”

Recent Business and Operational Highlights

●	Accelerating Federal and Military Growth: The company achieved an impressive 150% year-over-year growth in new orders from Federal and Military sectors in 2024, driven by significant demand for secure network modernization across U.S. military bases. With billions in planned infrastructure modernization across defense installations, Actelis is well-positioned to capture additional market share.

●	MDU Market Expansion: Actelis’ GigaLine 900 solution for Multi-Dwelling Units has generated significant market interest, with dozens of trials and initial installations currently underway in NA and globally. The solution’s unique value proposition - offering simple, rapid deployment of gigabit connectivity over coax or copper without new wiring at a fraction of the power - provides a compelling competitive advantage in this growing segment, where so much of the fiber and fixed-wireless connections to buildings face major challenges when connecting to apartments and end users in millions of MDUs in the US and globally.

●	Cyber-Aware Networking: The company’s MetaShield solution continues its market introduction, bringing Actelis’ vision for integrated network security to life. While adoption is building gradually, customer feedback validates the unique value proposition - particularly the solution’s integration directly within the network infrastructure rather than as a separate security overlay. The combination of AI-driven threat detection with Actelis’ networking technology to protect IoT edge devices, and address security anomalies by the network itself, creates a differentiated offering addressing a critical gap in the growing cybersecurity market, particularly in Cyber-Physical Systems (“CPS”).

●	Expanding Recurring Revenue Streams: For 2025, Actelis has prioritized growth in recurring revenue through MetaShield subscriptions and its network management software offerings. The company notes that together with its hardware business that demonstrates high customer retention and strong margin, introduction of a high value SaaS offering will help create a more predictable revenue pattern and increase margin further.

●	Smart City Leadership: Actelis remains a recognized leader in smart city and intelligent transportation infrastructure, with significant deployments in major cities worldwide. The company is strategically positioned for the upcoming Highways England NRTS3 and other major highways projects, which represent substantial opportunities. Existing smart city customers continue to demonstrate strong loyalty, with repeat orders validating the company’s unique advantages in this sector.

●	Enhanced Market Presence: Actelis is significantly expanding its industry presence in 2025, with planned participation at major industry events including Angacom, Fiberdays, multiple WISP events focused on MDU opportunities, Connected Britain/Germany, and numerous other sector-specific exhibitions. This increased visibility supports a broader branding initiative designed to raise awareness of Actelis’ comprehensive capabilities across its target markets.

●	New Board Members: Actelis recently hired two industry and business veterans – Julie Kunstler and Dr. Niel Ransom. Julie and Niel bring vast business and technology experience in both public and private companies in the fields of networking, edge computing, broadband technology, fiber communications and more, which are invaluable to the Company.

●	Strategic Growth Initiatives: The company has implemented a comprehensive growth strategy for 2025, with particular emphasis on expanding its software and services revenue share across all three main markets of Federal, IoT/City/Transportation and MDU. Actelis has engaged specialized consultants to refine its go-to-market strategy and tactics, enhancing its ability to capitalize on its technological advantages across key vertical markets.

●	Capital Structure Optimization: Having historically maintained $3-6 million in debt financing, Actelis is evaluating selective new debt facilities to support growth while minimizing equity dilution.

Fiscal Full Year 2024 Financial Highlights

Revenues: Our revenues for the year ended December 31, 2024 amounted to $7.8 million, compared to $5.6 million for the year ended December 31, 2023. The increase was primarily attributable to increase of sales in North America region, it is primarily attributable to an increase of 134% of revenues generated from North America and a decrease of 42% and 61% of revenues generated from Europe, the Middle East and Africa respectively compared to last year.

Cost of Revenues: Our cost of revenues for the year ended December 31, 2024, amounted to $3.5 million compared to $3.7 million for the year ended December 31, 2023. The decrease from the corresponding period was primarily attributable to the change in regional mix of revenue, with an increase in North America revenues, which are more profitable, and a decrease in Europe, Middle East and Africa revenues, which are less profitable as well as indirect costs not increasing significantly with revenues growing.

Research and Development Expenses: Our research and development expenses for the year ended December 31, 2024, amounted to $2.4 million compared to $2.7 million for the year ended December 31, 2023. The decrease is primarily attributable to cost reduction measures taken.

Sales and Marketing Expenses: Our sales and marketing expenses for the year ended December 31, 2024, amounted to $2.6 million compared to $3.0 for the year ended December 31, 2023. The decrease was mainly due to cost reduction measures taken.

General and Administrative Expenses: Our general and administrative expenses for the year ended December 31, 2024, amounted to $3.2 million compared to $3.5 million for the year ended December 31, 2023. The decrease was mainly due to cost reduction measures taken.

Other Income: Our Other Income for the year ended December 31, 2024, amounted to $0.16 million compared to none for the year ended December 31, 2023. The increase is driven by a government grant from the State of Israel associated with the Iron Swords war received during the second quarter of 2024.

Operating Loss: Our operating loss for the year ended December 31, 2024, was $3.8 million, compared to an operating loss of $7.4 million for the year ended December 31, 2023. The decrease was mainly due to the increase in revenues, improved gross margin due to regional revenue mix, and cost reduction measures taken, reducing operating expenses.

Financial (Expenses) income, Net: Our financial expenses, net for the year ended December 31, 2024, amounted to $0.62 million of interest expenses, compared to income of $1.1 million (including $0.8 million interest expenses) for the year ended December 31, 2023. The increase is mainly due to financial income in the prior year from bank deposits, increase due to warrant valuation and exchange rate differences not repeated in the current period.

Net Loss: Our net loss for the year ended December 31, 2024, was $4.4 million, compared to a net loss of $6.3 million for the year ended December 31, 2023. This decrease was primarily due to the increase in revenues, improved gross margin due to regional revenue mix, and cost reduction measures taken, reducing operating expenses, partially offset by financial income in the prior year not repeating itself.

Adjusted EBITDA loss: Non-GAAP EBITDA loss was $3.5 million on December 31,2024 compared to a non-GAAP EBITDA loss of $6 million in the year ago period, driven by increased revenue, better gross margin and reduced operating expenses.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Contact

ARX | Capital Markets Advisors
North American Equities Desk
actelis@arxadvisory.com

-Financial Tables to Follow-

ACTELIS NETWORKS, INC.

CONSOLIDATED BALANCE SHEETS

(U. S. dollars in thousands except for share and per share amounts)

		December 31
	Note	2024	2023
Assets
CURRENT ASSETS:
Cash and cash equivalents		1,967	620
Restricted cash equivalents		300	1,565
Short-term deposits		-	197
Trade receivables, net of allowance for credit losses of $168 as of December 31, 2024, and December 31, 2023.		1,616	664
Inventories	3	2,436	2,526
Prepaid expenses and other current assets, net of allowance for doubtful debts of $181 and $144 as of December 31, 2024, and December 31, 2023, respectively	4	584	340
TOTAL CURRENT ASSETS		6,903	5,912

NON-CURRENT ASSETS:
Property and equipment, net	5	38	61
Prepaid expenses		492	592
Restricted cash and cash equivalents		-	3,330
Restricted bank deposits		91	94
Severance pay fund		205	238
Operating lease right of use assets	6	410	918
Long-term deposits		86	78
TOTAL NON-CURRENT ASSETS		1,322	5,311

TOTAL ASSETS		8,225	11,223

ACTELIS NETWORKS, INC.

CONSOLIDATED BALANCE SHEETS (continued)

(U. S. dollars in thousands except for share and per share amounts)

		December 31
	Note	2024	2023
Liabilities, Mezzanine Equity and shareholders’ equity
CURRENT LIABILITIES:
Credit lines	8	774	-
Current maturities of long-term loans	8	-	1,335
Trade payables		982	1,769
Deferred revenues		246	389
Employee and employee-related obligations		688	737
Accrued royalties	9	673	1,062
Current maturities of operating lease liabilities	6	415	498
Other current liabilities	7	805	1,122
TOTAL CURRENT LIABILITIES		4,583	6,912

NON-CURRENT LIABILITIES:
Long-term loans, net of current maturities	8	150	3,154
Deferred revenues		92	71
Operating lease liabilities, net of current maturities		6	405
Accrued severance		229	270
Other long-term liabilities		180	23
TOTAL NON-CURRENT LIABILITIES		657	3,923
TOTAL LIABILITIES		5,240	10,835

COMMITMENTS AND CONTINGENCIES	9

MEZZANINE EQUITY
Redeemable Convertible Preferred Stock $0.0001 par value, 10,000,000authorized as of December 31, 2024 and December 31, 2023. None issued and outstanding as of December 31, 2024 and December 31, 2023.		-	-
Warrants to Placement Agent	11d	228	159
SHAREHOLDERS’ EQUITY :	11
Common stock, $0.0001 par value: 30,000,000 shares authorized; 7,623,159 and 3,007,745 shares issued and outstanding as of December 31, 2024, and December 31, 2023, respectively.		1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized; No shares issued and outstanding as of December 31, 2024, and December 31, 2023.		-	-
Additional paid-in capital		46,818	39,916
Accumulated deficit		(44,062)	(39,688)
TOTAL SHAREHOLDERS’ EQUITY		2,757	229
TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY		8,225	11,223

The accompanying notes are an integral part of these consolidated financial statements.

ACTELIS NETWORKS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(U. S. dollars in thousands except for share and per share amounts)

		Year ended December 31
	Note	2024	2023

REVENUES	14	7,760	5,606
COST OF REVENUES		3,490	3,706
GROSS PROFIT		4,270	1,900

OPERATING EXPENSES:
Research and development expenses		2,383	2,702
Sales and marketing expenses		2,639	3,030
General and administrative expenses		3,169	3,531
Other Income		(163)	-
TOTAL OPERATING EXPENSES		8,028	9,263

OPERATING LOSS		(3,758)	(7,363)

Interest expenses		(618)	(766)
Other financial income (expenses), net	15	2	1,843
NET COMPREHENSIVE LOSS FOR THE YEAR		(4,374)	(6,286)

Net loss per share attributable to common shareholders – basic and diluted	13	$(0.85)	$(2.61)
Weighted average number of common stocks used in computing net loss per share – basic and diluted		5,146,048	2,412,717

The accompanying notes are an integral part of these consolidated financial statements.

ACTELIS NETWORKS, INC.

CONOSLIDATED STATEMENTS OF CASH FLOWS

U.S. DOLLARS IN THOUSANDS

	Year ended December 31
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the year	(4,374)	(6,286)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	26	27
Changes in fair value related to warrants to lenders and investors	(8)	(1,658)
Warrant issuance costs	-	223
Inventory write-downs	101	239
Exchange rate differences	(265)	(460)
Share-based compensation	337	377
Interest expenses	176	295
Changes in operating assets and liabilities:
Trade receivables	(952)	2,370
Net change in operating lease assets and liabilities	26	19
Inventories	(11)	(1,585)
Prepaid expenses and other current assets	(143)	357
Other long-term assets	-	(100)
Trade payables	(787)	(25)
Deferred revenues	(122)	(188)
Other current liabilities	(515)	(172)
Other long-term liabilities	(38)	(10)
Net cash used in operating activities	(6,549)	(6,577)

CASH FLOWS FROM INVESTING ACTIVITIES:
Short term deposit, net	198	1,418
Long- term deposit	-	(56)
Proceeds from restricted long term bank deposits	-	4,827
Deposit of restricted long-term bank deposits	-	(2,810)
Restricted short term bank deposit	-	451
Purchase of property and equipment	(1)	(9)
Net cash provided by investing activities	197	3,821

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	32	-
Proceeds from credit line with bank, net	774	-
Proceeds from issuance of common stocks	2,063	-
Offering cost from issuance of common stocks	(125)	-
Proceeds from warrant inducement agreement	5,248
Proceeds from issuance of common stocks, pre-funded warrants and warrants	*	5,000
Underwriting discounts and commissions and other offering costs	(668)	(420)
Repurchase of common stock	-	(50)
Early repayment of long-term loan	(4,038)	-
Repayment of long-term loan	(193)	(769)
Net cash provided by financing activities	3,093	3,761

Effect of exchange rate changes on cash and cash equivalents and restricted cash	11	231
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(3,248)	1,236
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	5,515	4,279
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF YEAR	2,267	5,515
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	1,967	620
Restricted cash equivalents, current	300	1,565
Restricted cash and cash equivalents, non-current	-	3,330
Total cash, cash equivalents and restricted cash	2,267	5,515

*	Represents an amount less than $1 thousand.

ACTELIS NETWORKS, INC.

CONOSLIDATED STATEMENTS OF CASH FLOWS (continued)

U.S. DOLLARS IN THOUSANDS

	Year ended December 31
	2024	2023
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	624	431

SUPPLEMENTARY INFORMATION ON INVESTING AND FINANCING ACTIVITIES NOT INVOLVING CASH FLOWS:
Right of use assets obtained in exchange for new operating lease liabilities	-	702
Issuance costs of common stock, pre-funded warrants and warrants	-	159
Reclassification of warrants from liability to equity upon amendment to private placement agreement (see Note 12(d))	-	314
Issuance costs of the Warrant inducement agreement	2,651	-
Warrant to lender	84

The accompanying notes are an integral part of these consolidated financial statements.

Non-GAAP Financial Measures

(U.S. dollars in thousands)	Year Ended December 31, 2024	Year Ended December 31, 2023
Revenues	$7,760	$5,606
GAAP net loss	(4,374)	(6,286)
Interest Expense	618	766
Other financial expenses (income), net	(2)	(1,843)
Tax Expense	103	78
Fixed asset depreciation expense	26	27
Stock based compensation	337	377
Research and development, capitalization	-	444
Other one-time costs and expenses	(189)	371
Non-GAAP Adjusted EBITDA	(3,481)	(6,066)
GAAP net loss margin	(56.37)%	(112.14)%
Adjusted EBITDA margin	(44.86)%	(108.20)%